                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           UPBANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                               CHICAGO, ILLINOIS
                                                                  MARCH 17, 2000

                                 UPBANCORP, INC.
                               4753 NORTH BROADWAY
                             CHICAGO, ILLINOIS 60640
                                 (773) 878-2000

                          PROXY STATEMENT AND NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 18, 2000

To the Stockholders of Upbancorp, Inc.:

         The Annual Meeting of Stockholders of Upbancorp, Inc. (the "Corporation"), will be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois, on Tuesday, April 18, 2000, at 9:45 A.M., for the purpose of considering and voting upon the following matters:

         1. To elect three (3) Directors to serve as Class II Directors until the regular Annual Meeting of Stockholders in 2003 and until their successors are elected and have qualified; and

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Stockholders of the Corporation to be held April 18, 2000. The record date for determining stock ownership is March 13, 2000. Only Stockholders of record as of March 13, 2000, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 13, 2000, the Corporation had issued and outstanding 837,308 shares of Common Stock with a par value of $1.00 per share. Each share is entitled to one vote on all matters to be considered at the Annual Meeting.

         The Corporation's 1999 Annual Report on Form 10-K, including financial statements consolidated with those of Uptown National Bank of Chicago ("Uptown") and Heritage Bank, Phoenix, Arizona ("Heritage"), is being transmitted to each Stockholder with this Proxy Statement. This Proxy Statement (and the accompanying proxy) is being mailed to all Stockholders on or about March 17, 2000.

         The Corporation was established as a one-bank holding company with respect to Uptown on June 1, 1983, and became a multi-bank holding company when Heritage became a wholly-owned subsidiary on July 12, 1988.

         Your proxy is being solicited by the Board of Directors of the Corporation. The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and certain employees of the Corporation or Uptown who will not be specially compensated for such soliciting. The Corporation will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

         Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies which are properly executed and returned will be voted at the Annual Meeting as specified on the proxy. If no choice is specified, the shares will be voted FOR the nominees listed under Proposal 1 in this Proxy Statement. It is not anticipated that any action will be asked of the Stockholders other than that set forth herein; proxies in the enclosed form, however, will confer discretionary voting authority regarding any other matters which may properly come before the Annual Meeting on the individuals specified in the enclosed proxy.

         Any Stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Corporation or by attending the Annual Meeting and voting in person.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Judges of Election appointed by the Board of Directors for the Annual Meeting who will determine whether a quorum is present. The Judges of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Corporation has a staggered Board of Directors divided into three classes. One class is elected annually to serve for three years. At the Annual Meeting of Stockholders on April 18, 2000, three Class II Directors will be elected for terms of three years or until their successors are elected and qualified. The three nominees are indicated in the table below. The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named as Class II Directors. The Corporation has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the Annual Meeting. To be elected as a Director, each Director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the Annual Meeting.

INFORMATION ABOUT DIRECTORS AND NOMINEES

         The following table contains certain information with respect to the nominees and the Continuing Directors, including the number of shares of Common Stock of the Corporation beneficially owned, directly or indirectly, as of March 13, 2000, and the year each nominee and Continuing Director became a Director of the Corporation or its predecessor, Uptown.

NOMINEES

         The following persons, if elected at the Annual Meeting of Stockholders, will serve as Class II Directors for three years:

CLASS II (TERM EXPIRES 2003)(1)


                                                                                        COMMON STOCK BENEFICIALLY
                                                                                                OWNED AS OF
                                                                                             MARCH 13, 2000(2)
                                                                                        ---------------------------
NAME, AGE AND YEAR                                                                       NO. OF            PERCENT
BECAME DIRECTOR OF                  PRINCIPAL OCCUPATION                                 SHARES            OF CLASS
THE CORPORATION                     AND OTHER INFORMATION                               --------          ---------
---------------                     ---------------------
Stephen W. Edwards                  Consultant, Planned Futures, Inc.;                     54,222           6.48
Age 67 - 1985                       Director of the Corporation and Uptown                                   (3)

Robert P. Griffiths                 President, Chief Executive Officer and                 56,841           6.79
Age 50 - 1997                       Director of Uptown; Vice President and                                   (3)
                                    Director of the Corporation; Executive
                                    Vice President of Heritage since
                                    January 2000


Alfred E. Hackbarth, Jr.            Attorney and CPA, Partner, Hackbarth                   45,731            5.46
Age 69 - 1988                       & Hudson, P.C.; Retired Partner,                                        (4)-(6)
                                    Arthur Andersen & Co.,S.C.; Director
                                    of the Corporation, Uptown and Heritage


CONTINUING DIRECTORS

The following persons will continue to serve as Directors for the periods indicated:

CLASS III (TERM EXPIRES 2001)


James E. Heraty                     Consultant, Ready Men, Inc. since June                 68,038                8.13
Age 68 - 1984                       1996; prior thereto President, Ready Men,                                   (3)(7)
                                    Inc.; Director of the Corporation and Uptown

Richard K. Ostrom                   Chairman of the Board, President,                     130,114               15.54
Age 60 - 1976                       Chief Executive Officer and Director                                      (3)(4)(6)-(8)
                                    of the Corporation; Chairman of the
                                    Board and Director of Uptown;
                                    Chairman of the Board, Director, and
                                    since January 2000, President and Chief
                                    Executive Officer of Heritage


CLASS I (TERM EXPIRES 2002)


Delbert R. Ellis                    Retired, former Executive Vice President                6,295             .75
Age 67 - 1996                       of Bank of America, Arizona; Director of                                    (4)
                                    the Corporation; Vice Chairman of the Board
                                    and Director of  Heritage

Marvin L. Kocian                    President, Komar Screw Corporation;                    14,255            1.70
Age 63 - 1982                       Vice President, Assistant Secretary and                                     (5)
                                    Director of the Corporation and
                                    Director of Uptown


(1) John E. Fahrendorf, Jr., a Class II Director of the Corporation since 1993 was not slated as a Class II Director nominee. The Board of Directors has not slated a Class II Director nominee to replace Mr. Fahrendorf.

(2) The information contained in this column is based upon information furnished to the Corporation by the individuals named above or was ascertained from an examination of the Corporation's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of the Directors. Beneficial ownership of such shares is disclaimed by the Directors. The above amounts include shares held in joint tenancy with certain members of the families of the Directors. Shares so held are deemed to be shared as to voting and investment power.

(3) The above amount includes 48,400 shares held by the Corporation's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Griffiths, Heraty and Ostrom. Beneficial ownership of these shares is disclaimed by Messrs. Edwards and Heraty. Messrs. Ostrom and Griffiths are vested as participants in the pension plan.

(4) The above includes 4,295 shares held by H.E.O. Enterprises. Messrs. Ellis, Hackbarth and Ostrom are partners in H.E.O. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Ellis, Hackbarth and Ostrom.

(5) The above amounts do not include shares beneficially owned by the spouses and adult children of certain Directors as follows: Kocian -840; and Hackbarth - 6,800. Beneficial ownership of these shares is disclaimed.

(6) The above amount includes 24,000 shares held by a charitable foundation of which Messrs. Ostrom and Hackbarth are directors and officers. The above amount includes 13,436 shares held by two trusts for which Mr. Hackbarth is co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(7) The above amount includes 12,216 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Heraty and Ostrom.

(8) The above amount includes 2,400 shares held in joint tenancy with one of Mr. Ostrom's parents and 1,332 shares in joint tenancy with Mr. Ostrom's adult children.

EXECUTIVE OFFICERS

Set forth below is a list of all executive officers of the Corporation.


NAME                                AGE          POSITION WITH THE CORPORATION, UPTOWN AND HERITAGE
----                                ---          --------------------------------------------------

Richard K. Ostrom                   60           Chairman of the Board, President, Chief Executive
                                                 Officer and Director of the Corporation; Chairman of the
                                                 Board and Director of Uptown; Chairman of the Board,
                                                 Director, and since January 2000, President and Chief
                                                 Executive Officer of Heritage

Robert P. Griffiths                 50           President, Chief Executive Officer and Director of
                                                 Uptown; Vice President and Director of the Corporation;
                                                 Executive Vice President of Heritage since January 2000

Kathleen L. Harris                  36           Senior Vice President and Chief Financial Officer of the
                                                 Corporation; Senior Vice President, Cashier, and since
                                                 July 1999, Director of Heritage


         All of the Corporation's Directors hold office for the terms indicated and all of the Corporation's executive officers hold office for a term of one year, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the Directors, executive officers, or any other person pursuant to which any of the Directors or executive officers have been selected for their respective positions, except with respect to the employment agreement with Messrs. Ostrom and Griffiths as described below (see "EMPLOYMENT AGREEMENTS").

BOARD COMMITTEES AND MEETINGS

         The Executive Committee functions as an extension of the Board between regular meetings of the Board. Members of the Executive Committee are Messrs. Ellis, Hackbarth, Kocian and Ostrom. The Executive Committee counsels the Chief Executive Officer in evaluating and recommending major changes in corporate policy. The Executive Committee has the authority to exercise all powers of the full Board of Directors except that it will not have the power to declare dividends, issue stock, amend the bylaws, recommend to the stockholders any action that requires stockholder approval, fill vacancies on the Board, appoint or remove officers, amend or rescind prior action of the Board.

         The Executive Committee serves as the directors' Nominating Committee and the Executive Compensation Committee. This Committee met 10 times during 1999. The Nominating Committee will consider nominees recommended by the stockholders. Recommendations should be forwarded to Evy Alsaker, Vice President, Upbancorp, Inc., 4753 North Broadway, Chicago, Illinois 60640.

         The Corporation has a standing Audit Committee. Members of the Audit Committee are Messrs. Edwards, Ellis, Hackbarth, Heraty and Kocian. The functions of the Audit Committee consist of reviewing, with the Corporation's independent auditors, the scope and results of the Corporation's procedures for internal auditing, the scope and results of the auditing engagement and the adequacy of the Corporation's system of internal controls. The Audit Committee also makes a recommendation on the selection of the Corporation's independent auditors to the Board of Directors. This Committee met 4 times during 1999.

         The Board of Directors of the Corporation met 5 times during 1999. All of the present Directors attended more than 75% of the meetings of the Board and of the committees of the Board on which they served during 1999.

EXECUTIVE COMPENSATION

         The following table sets forth compensation information about the Corporation's Chairman of the Board, President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, the Vice Presidents and Directors of the Corporation. No other executive officers of the Corporation or its subsidiaries received more than $100,000 in salary and bonus during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                           OTHER
                                                                                           ANNUAL            ALL OTHER
               NAME AND                                                                    COMPEN-            COMPEN-
          PRINCIPAL POSITION               YEAR          SALARY            BONUS           SATION (1)         SATION (2)
        ------------------------           ----          ------            -----         ----------         ----------
Richard K. Ostrom                       1999              250,000         58,043             -0-              12,305
      Chairman of the Board,            1998              225,000         33,750            11,500            11,532
      President and Chief               1997              237,500          -0-              21,450            10,539
      Executive Officer of the
      Corporation; Chairman of
      the Board and Director of
      Uptown; Chairman of the
      Board, Director, and since
      January 2000, President
      and Chief Executive
      Officer of Heritage
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
John E. Fahrendorf, Jr.(3),             1999              170,000         24,188             -0-              7,582
      President, Chief Executive        1998              159,625         14,792             5,600            7,964
      Officer and Director of           1997              148,000          -0-              10,050            5,769
      Heritage; Vice President
      and Director of the
      Corporation
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
Robert P. Griffiths                     1999              172,500         24,251             -0-              7,272
      President, Chief Executive        1998              158,525         15,150             8,000            7,600
      Officer and Director of           1997              151,500          -0-              14,300            6,796
      Uptown; Vice President
      and Director of the
      Corporation; Executive
      Vice President of Heritage
      since January 2000
--------------------------------------  ----------  ----------------  --------------  ----------------- -------------------
Kathleen L. Harris                      1999              105,000         7,550              -0-              3,376
      Senior Vice President and         1998               99,527         4,612              -0-              3,221
      Chief Financial Officer of        1997                -0-            -0-               -0-               -0-
      the Corporation; Senior
      Vice President, Cashier,
      and since July 1999,
      Director of Heritage

======================================  ==========  ================  ==============  ================= ===================

(1) The amount indicated for Messrs. Ostrom, Fahrendorf and Griffiths represents Board of Directors and Committee fees.

(2) The amount indicates the Corporation's 401(k) Flexible Compensation Plan match of the executive's contribution, limited to 3% of the individual's annual salary; the Corporation's 401(k) optional contribution, and in the case of Messrs. Ostrom, Fahrendorf and Griffiths the reportable amount of the annual premium associated with a Split Dollar Life Insurance Policy, which in 1999, 1998 and 1997 was $7,505, $6,732 and $6,039, respectively, for Mr. Ostrom; $2,782, $2,591 and $2,467, respectively, for Mr. Fahrendorf; and $2,472, $2,322 and $2,186, respectively, for Mr. Griffiths.

(3) Mr. Fahrendorf ceased to hold any executive officer position with Heritage and the Corporation as of January 12, 2000.

DIRECTORS' FEES

         All non-employee Directors receive an annual retainer of $3,000 for the Corporation, $5,000 for Uptown and $3,000 for Heritage. In addition, they receive the following amounts for each Board of Directors and Committee meeting they attend: Corporation Board of Directors meeting-- $700; Audit Committee--$500; Executive Committee-- $500; Retirement Committee--$200; Uptown Board of Directors meeting--$300; Land Trust Committee--$250; Loan and Investment Committee--$200; Heritage Board of Directors meeting-- $300; and Loan and Investment Committee-- $200. Employee Directors do not receive an annual retainer or attendance fees for Directors' or Committee meetings, respectively.

         The Board of Directors of the Corporation and Uptown have adopted and administer a directors' deferred compensation plan (the "Deferred Plan") in which participation is voluntary. The Deferred Plan is not a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Deferred Plan allows participants to defer Director retainer and meeting fees for the benefit of the participants. Deferred fees paid to participants are placed in a cash reserve account. Payments are to be made under the Deferred Plan when a participant ceases to be a Director for any reason. Currently, Messrs. Edwards, Ellis and Heraty participate in the Deferred Plan.

RETIREMENT BENEFITS

         Substantially all employees of the Corporation who have met a service requirement are participating in the Corporation's noncontributory pension plan. The following table illustrates the estimated annual benefits payable upon retirement pursuant to the pension plan for specified average base salary rates and years of credited service classifications.

                                  PENSION TABLE

                      ANNUAL RETIREMENT BENEFITS BASED UPON
                                YEARS OF SERVICE

   REMUNERATION                 10               15                20               25                30
  --------------             -------          -------           -------          -------           -------

$125,000                       $18,750          $28,125           $37,500          $46,875           $56,250
$150,000                        22,500           33,750            45,000           56,250            67,500
$175,000                        26,250           39,375            52,500           65,625            78,750
$200,000                        30,000           45,000            60,000           75,000            90,000
$225,000                        33,750           50,625            67,500           84,375           101,250
$250,000                        37,500           56,250            75,000           93,750           112,500
$300,000                        45,000           67,500            90,000          112,500           246,000

         "Remuneration" is determined by averaging the employee's annual salary for the five consecutive plan years of the participant's benefit service that produces the highest average earnings preceding retirement. The statutory maximum recognizable compensation for 1999 was limited to $160,000. The actual salary paid to an employee considered in determining the employee's average annual remuneration includes base pay, overtime pay, commissions and bonuses. Fees paid for serving as a Director are excluded from this computation. Benefits are computed on straight life annuity amounts; such benefits are not subject to any deduction for Social Security or other offsets. Richard K. Ostrom has thirty-seven years of credited service, John E. Fahrendorf, Jr., has eight years of credited service, Robert P. Griffiths has six years of credited service and Kathleen L. Harris has eleven years of credited service.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Board of Directors of the Corporation adopted a Supplemental Executive Retirement Plan (the "SERP") for certain executive officers, effective February 1998. The SERP is not a "qualified plan" within the meaning of Section 401(a) of the Code. The principal objective of the SERP is to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives.

         Eligibility for participation in the SERP is limited to those executive employees whose earnings during any period exceed the maximum amount of earnings taken into account for pension plan purposes under Section 401(a) of the Code, or whose accrued benefit under the Corporation's pension plan is limited by
Section 415 of the Code. The payments are to be made under the SERP at a participant's retirement or death, but not for any other event of termination of employment.

EMPLOYMENT AGREEMENTS

         In July of 1999, the Corporation entered into a five-year employment agreement with Mr. Ostrom, effective July 1, 1999, which expires on June 30, 2004, and provides for automatic one-year extensions unless notice is given by either Mr. Ostrom or the Corporation. This agreement supercedes a previous employment agreement that was executed in January 1997.

         The agreement provides that Mr. Ostrom will receive a base salary of at least $250,000 per year, which can be increased but not decreased during the term of the agreement. The agreement also provides that Mr. Ostrom will be eligible to participate in any incentive compensation programs and other benefit programs offered by the Corporation and that he will receive an automobile, life insurance (including split-dollar life insurance), club memberships and financial planning assistance.

         If the executive is terminated without "Cause" or by giving notice of nonrenewal or if he resigns for "Good Reason", the executive will be entitled to all accrued benefits plus a lump sum pro rata annual bonus award for the year in which the termination occurs, payable within thirty (30) days of the date of termination (the "Accrued Obligations"). The executive will also be entitled to severance pay equal to his base annual salary for the greater of one year or the remainder of the term of the agreement and group medical benefits, as well as life and accident and disability insurance coverage through the severance period, at the Corporation's cost (the "Accrued Obligations"). In addition, the executive will be entitled to his split-dollar life insurance policy; to purchase the bank car he was using at its book value; and to outplacement counseling for a period of up to two years or until he secures employment, if less than 2 years, at a cost not to exceed $15,000. Severance pay will be paid regardless of whether the executive becomes employed following such termination. Additional severance pay and medical benefits may be provided for up to twelve additional months if the executive has not obtained employment.

         If the executive is terminated "for cause" or voluntarily terminates his employment, the executive is only entitled to receive payment of the Accrued Obligations. "Cause" is defined as the willful and continued failure to perform substantially his duties, willful engaging in illegal conduct or gross misconduct detrimental to the Corporation or conviction of a felony involving moral turpitude.

         Upon a "Change-In-Control" of the Corporation, the term of the agreement will automatically be extended to the later of three years from the date of the Change-In-Control or June 30, 2005. A "Change-In-Control" of the Corporation is defined as a change-in-control which must be reported to the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System, or if (1) any person or entity acquires or controls 20% or more of the Corporation's outstanding voting securities; (2) during any period of two consecutive years, the persons who were directors of the Corporation immediately prior to such period cease to constitute a majority of the Board of Directors of the Corporation; or (3) the Corporation or Uptown is sold, merged or consolidated with another bank holding company or bank.

         If the executive is terminated or resigns for "Good Reason" after a Change-In-Control and within the extended term of the agreement, or resigns for any reason (or becomes disabled or dies) within a one-year period after a Change-In-Control, the executive will be entitled to receive the Accrued Obligations plus the following compensation and benefits for four years following his termination. The executive will be entitled to his annual base salary and annual bonus award; annual contributions to the Corporation's retirement plans based on the rate of contributions to such plans for the calendar year immediately preceding the Change-In-Control or date of termination, whichever produces the greater amount; compensation for perquisites to which he was entitled in an amount equal to 7.5% of his annual salary; amounts paid by the Corporation on the executive's behalf for other benefits including club memberships and group medical benefits, as well as life and accident and disability insurance coverage, at the Corporation expense; and outplacement counseling for a period of up to two years or until he secures employment, if less than 2 years, at a cost not to exceed $15,000. The executive has the option to have the total value of the above compensation and benefits made in a lump sum payment after a Change-In-Control.

         The executive will also be entitled to receive supplemental compensation in the event that, as a result of a Change-In-Control, he is subject to any excise tax for "excess parachute payments," as defined in the Internal Revenue Code. The Corporation would be required to reimburse the executive so that on an after-tax basis, he receives the full value of the compensation to be paid to him following a Change-In-Control.

         "Good Reason" occurs under the agreement in the following circumstances: (1) the Corporation reduces the executive's salary; (2) the Corporation discontinues his participation in any benefit and/or incentive program; (3) the Corporation asks him to relocate; or (4) the Corporation reduces his current duties, authority or status.

         If the executive dies other than during a one-year period following a Change-In-Control, he will not receive any special death benefits and his estate will receive the Accrued Obligations plus any life insurance proceeds. If the executive becomes disabled other than during a one-year period following a Change-In-Control, he will be paid through the date of his termination. In addition, the Corporation will maintain the executive's split-dollar life insurance and he can purchase the bank car he was using at its book value.

         If the executive retires, the Corporation will pay his medical and dental insurance. The executive will also be entitled to acquire the split-dollar life insurance policy and purchase the bank car he was using at its book value.

         The agreement provides that during the term of the agreement and the one-year period immediately following termination of the executive's employment, the executive will not render services similar to those being performed for the Corporation to any business located within a ten- mile radius of the Corporation. This limitation does not apply to businesses located in the central loop area of Chicago.

         In December of 1998, the Corporation and Heritage entered into a two-year employment agreement with Mr. Fahrendorf and the Corporation and Uptown entered into a two-year employment agreement with Mr. Griffiths. These agreements expire on December 31, 2000. Under these agreements, Mr. Fahrendorf received from Heritage a salary of $170,000 in 1999 and will receive a salary of $175,000 for 2000, and Mr. Griffiths received from Uptown a salary of $172,500 in 1999 and will receive a salary of $177,500 for 2000. Mr. Fahrendorf's agreement provides for incentives based on the financial performance of Heritage and the Corporation. Mr. Griffiths' agreement provides for incentives based on the financial performance of Uptown and the Corporation.

         Under the terms of both agreements, if the executive's employment is terminated within three years of a "change-in-control" of the bank or the Corporation, the bank is required to continue to pay the salary due under the agreement and continue certain insurance coverages for the twenty-four months immediately following the separation from service. These payments, however, are required to be reduced by any amount which, under the Internal Revenue Code, is deemed an "excess parachute payment."

         A "change-in-control" in both agreements is defined as a change-in-control which must be reported to the Securities and Exchange Commission, the applicable bank regulatory agency or the Board of Governors of the Federal Reserve System, or if (1) any person or entity acquires or controls 30% or more of the Corporation's outstanding voting securities; (2) during any period of two consecutive years, the persons who were directors of the Corporation immediately prior to such period cease to constitute a majority of the Board of Directors of the Corporation; or (3) the bank or the Corporation is sold, merged or consolidated with another bank holding company or bank.

         If the bank executive is terminated "for cause" or due to death, disability or retirement following a change-in-control, neither the bank nor the Corporation has any obligation to provide continued benefits. "Cause" is defined as the commission of a criminal act against the bank or the Corporation, personally profiting from a transaction to the detriment of the bank or the Corporation or gross neglect of their respective duties.

         Each agreement allows the bank executive to terminate his employment for a "Good Reason" and receive compensation from the bank after a change-in-control of the bank or the Corporation. "Good Reason" occurs under both agreements in the following circumstances: (1) the bank reduces the executive's salary; (2) the bank discontinues the executive's participation in any benefit and/or incentive program; (3) the bank asks the executive to relocate; or (4) the bank reduces the executive's current duties, authority or status.

         Mr. Fahrendorf ceased to hold any executive officer position with Heritage and the Corporation as of January 12, 2000. Upon termination without cause, Heritage is required to pay the executive one-year's base salary and continue certain benefits. The parties are presently engaged in discussions concerning the identification and resolution of the rights and obligations under Mr.Fahrendorf's agreement.

         Mr. Fahrendorf's agreement provides that during the ninety-day period immediately following termination of his employment other than for Good Reason, he would not render services similar to those being performed for Heritage to any financial business in competition with Heritage and located within the metropolitan Phoenix area. This non-competition restriction is not applicable following termination of his employment for cause, for Good Reason or upon expiration of the employment agreement pursuant to its terms.

         Mr. Griffiths' agreement provides that during the ninety-day period immediately following termination of his employment other than for Good Reason, he would not render services similar to those being performed for Uptown or the Corporation to any financial business in competition with Uptown or the Corporation and located within a ten mile radius from the principal office of Uptown or the Corporation, except for the central loop area of Chicago. This non-competition restriction is not applicable following termination of his employment for cause, for Good Reason or upon expiration of the employment agreement pursuant to its terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors and executive officers of the Corporation, Uptown and Heritage and their associates were customers of, and have had transactions with, Uptown and Heritage in the ordinary course of business during 1999. Comparable transactions may be expected to take place in the future.

         All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships in such ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and, in the opinion of management of the Corporation, did not involve more than the normal risk of collectibility or present other unfavorable features. See the Corporation's Annual Report on Form 10-K, Item 13.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 13, 2000, the total number of shares of Common Stock of the Corporation beneficially owned, and the percent of such shares so owned, by each person known to the Corporation to be the beneficial owner of more than 5% of the Common Stock of the Corporation, and all officers and Directors of the Corporation as a group.



NAME OR NUMBER OF                                     AMOUNT AND NATURE OF           PERCENT OF
PERSONS IN GROUP                                    BENEFICIAL OWNERSHIP (1)           CLASS
----------------                                    ------------------------         ----------
Cede & Co.                                                338,962(2)                  40.48%
c/o Depository Trust Company
New York, NY

Richard K. Ostrom                                         130,114(3)-(7)              15.54%
Chicago, IL

James E. Heraty                                            68,038(5)(6)                8.13%
Chicago, IL


Robert P. Griffiths                                        56,841(5)                   6.79%
Chicago, IL

Stephen W. Edwards                                         54,222(5)                   6.48%
Chicago, IL

Wilmington Trust Corporation                               51,700(8)                   6.20%
Wilmington, DE

Raymond K. Jorgensen                                       50,200(2)                   6.00%
Chicago, IL

Alfred E. Hackbarth, Jr.                                   45,731(3)(4)                5.46%
Chicago, IL

All officers and Directors

(10 persons) as a group                                   188,514                     22.51%


(1) The information contained in this column is based upon information furnished to the Corporation by the individuals named above or was ascertained from an examination of the Corporation's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of certain of the persons named above. Beneficial ownership of such shares is disclaimed. The above amounts include shares held in joint tenancy with certain members of the families of the persons named above. Shares so held are deemed to be shared as to voting and investment power.

(2) Cede & Co. is a trust company which is a depository for trustees for several trusts holding Common Stock of the Corporation, including the shares held by the Corporation's pension plan for its employees. The above amount includes 50,200 shares held for the benefit of Raymond K. Jorgensen.

(3) The above amount includes 4,295 shares held by H.E.O. Enterprises. Messrs. Ellis, Hackbarth and Ostrom are partners in H.E.O. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Ellis, Hackbarth and Ostrom.

(4) The above amount includes 24,000 shares held by a charitable foundation of which Messrs. Hackbarth and Ostrom are directors and officers. The above amount includes 13,436 shares held by two trusts for which Mr. Hackbarth is co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(5) The above amount includes 48,400 shares held by the Corporation's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Griffiths, Heraty and Ostrom. Messrs. Griffiths and Ostrom are vested participants in the pension plan. Beneficial ownership of these shares is disclaimed by Messrs. Edwards and Heraty. Voting and investment power with respect to these shares is shared.

(6) The above amount includes 12,216 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Heraty and Ostrom.

(7) The above amount includes 2,400 shares held in joint tenancy with one of Mr. Ostrom's parents and 1,332 shares in joint tenancy with Mr. Ostrom's adult children.

(8) Wilmington Trust Corporation is a trust company which is a depository for trustees for trusts holding Common Stock of the Corporation. The above amounts include 39,873 shares held by Wilmington Trust Corporation, Wilmington

         Trust Company and Wilmington Trust FSB as co-trustees. Voting and investment power with respect to these shares is shared.



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Directors, officers and beneficial owners of 10% or more of the equity securities of the Corporation are required to file certain reports with Securities and Exchange Commission (the "SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A Form 3 must be filed with the SEC within 10 days after the event by which the person becomes a "reporting person" (i.e., director, officer, 10% owner); a Form 4 must be filed with the SEC on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred for a reporting person; and a Form 5 must be filed with the SEC on or before the forty- fifth day after the end of the Corporation's fiscal year for transactions or holdings that should have been reported but were not reported. For the Corporation's fiscal year ended December 31, 1999, to the knowledge of the Corporation, all Forms 3, 4 and 5 were timely filed with the SEC and the Corporation knows of no failure to file a required form by any reporting person.

                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The Board of Directors of the Corporation retained McGladrey and Pullen, LLP, certified public accountants, as independent public accountants in the examination of the consolidated financial statements of the Corporation for the year ended December 31, 1999. For the year 2000, the Board of Directors has authorized the engagement of McGladrey and Pullen, LLP as its auditors.

         Representatives of McGladrey and Pullen, LLP, the Corporation's 1999 auditors, are expected to be present at the meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

                 STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

         Stockholders may submit proposals appropriate for stockholder action at the 2001 Annual Meeting consistent with the regulations of the Securities and Exchange Commission. All such proposals should be directed to Evy Alsaker, Vice President, Upbancorp, Inc., 4753 North Broadway, Chicago, Illinois 60640, by November 17, 2000.

                                 BY ORDER OF THE
                               BOARD OF DIRECTORS

                              /s/ Richard K. Ostrom
                            ------------------------

                    RICHARD K. OSTROM, CHAIRMAN OF THE BOARD,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY

              PROXY FOR SHARES OF COMMON STOCK SOLICITED ON BEHALF
              OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
               THE STOCKHOLDERS OF UPBANCORP, INC., TO BE HELD ON
                                 APRIL 18, 2000

    The undersigned hereby appoints Delbert R. Ellis and Marvin L. Kocian, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Upbancorp, Inc., to be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, on Tuesday, April 18, 2000, at 9:45 A.M., local time, or any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.   ELECTION OF DIRECTORS:
     / / FOR all nominees listed below              / / WITHHOLD AUTHORITY to vote for all nominees listed below
       (EXCEPT AS MARKED TO THE CONTRARY BELOW)
                      STEPHEN W. EDWARDS, ROBERT P. GRIFFITHS AND ALFRED E. HACKBARTH, JR.
                         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                        NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

----------------------------------------------------------------------------------------------------------------
2.   In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Dated:                       , 2000               Please Sign Here
         -------------------                                        ---------------------------------------------------

                                                                    ---------------------------------------------------

                                                                    ---------------------------------------------------

                                                        NOTE: Please date proxy
                                                        and sign it exactly as
                                                        name or names appear
                                                        above. All joint owners
                                                        of shares should sign.
                                                        State full title when
                                                        signing as executor,
                                                        administrator, trustee,
                                                        guardian, etc. Please
                                                        return signed proxy in
                                                        the enclosed envelope.